UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

DUNE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27897	95-4737507
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Shell Plaza 777 Walker Street, Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 229-6300

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

EXPLANATORY NOTE: Effective April 20, 2012, Dune Energy, Inc. (the “Company”) entered into amendments to clarify the Dune Energy, Inc. 2012 Stock Incentive Plan Nonqualified Stock Option Award Agreements (the “Award Agreements”) with each nonemployee director to provide that (i) in the event of a conflict between the Award Agreements and the Dune Energy, Inc. 2012 Stock Incentive Plan, the Award Agreements will govern and (ii) any vested option outstanding at the time of the termination of the grantee (except for death, disability or cause) is exercisable for one year following the date of termination. The Company is filing this Amendment No. 1 to Current Report on Form 8-K to file the amendment to the Award Agreements as Exhibit 10.5 hereto.

The description of the amendment to the Award Agreements is qualified in its entirety by the full text of the form of amendment, which is filed herewith as Exhibit 10.5 and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit	Name of Document

10.1*	2012 Dune Energy, Inc. Stock Incentive Plan

10.2*	Form of Dune Energy, Inc. 2012 Stock Incentive Plan Nonqualified Stock Option Award Agreement

10.3*	Form of Dune Energy, Inc. 2012 Stock Incentive Plan Restricted Stock Agreement (Time Vesting)

10.4*	Form of Dune Energy, Inc. 2012 Stock Incentive Plan Restricted Stock Agreement (Performance Vesting)

10.5	Form of Amendment to Dune Energy, Inc. 2012 Stock Incentive Plan Nonqualified Stock Option Award Agreement

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ENERGY, INC.

Date: April 20, 2012	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Name of Document

10.1*	2012 Dune Energy, Inc. Stock Incentive Plan

10.2*	Form of Dune Energy, Inc. 2012 Stock Incentive Plan Nonqualified Stock Option Award Agreement

10.3*	Form of Dune Energy, Inc. 2012 Stock Incentive Plan Restricted Stock Agreement (Time Vesting)

10.4*	Form of Dune Energy, Inc. 2012 Stock Incentive Plan Restricted Stock Agreement (Performance Vesting)

10.5	Form of Amendment to Dune Energy, Inc. 2012 Stock Incentive Plan Nonqualified Stock Option Award Agreement

*	Previously filed.